Exhibit 10.4

SUMMARY OF OFFICE LICENSE AGREEMENT

The following is a summary of the principal terms of the occupancy by Lazuriton Nano Biotechnology (U.S.A.) Inc. of those premises located at 10F., No. 341, Sec. 2, Wanshou Rd., Guishan Dist., Taoyuan City 333, Taiwan (Republic of China).

1.	Commencement of a term of occupancy: June 2, 2015.
2.	Termination date of occupancy: June 2, 2016.
3.	Renewal: The Company may renew the occupancy for an additional one year period after December 31, 2016, on the same terms.
4.	Rent: None.
5.	Security Deposit: None.
6.	Size: Approximately 4,270 square feet.
7.	Use: Office.